Exhibit 5.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 855 - 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary AB T2P 4J8 Canada Tel: 403-260-9600 Fax: 403-260-9700

May 12, 2015

Reference: 16531/143

TransCanada Trust

TransCanada PipeLines Limited

450 — 1st Street S.W.

Calgary, Alberta, Canada

T2P 5H1

Re: TransCanada PipeLines Limited and TransCanada Trust (together, the “Companies”)

Dear Ladies and Gentlemen:

We hereby consent to the references to our firm name on the cover page and under the captions “Interests of Experts” and “Documents Filed as Part of the Registration Statement” and to the reference to our firm name and the use of our opinion under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-203859) of the Companies.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours very truly,

(signed) “Blake, Cassels & Graydon LLP”

Blake, Cassels & Graydon LLP

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